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                                                                    EXHIBIT 2.2



                        FIRST AMENDMENT TO CONTRIBUTION
                             AND EXCHANGE AGREEMENT

                 THIS FIRST AMENDMENT TO CONTRIBUTION AND EXCHANGE AGREEMENT, dated as of July 30, 1997 (this "Amendment"), is by and among Robert C. Tanklage ("Tanklage"), TSG2 L.P., a Delaware limited partnership ("TSG2"), TSG2 Management, L.L.C., a Delaware limited liability company ("TSG2 Management"), Keith Lively ("Lively"; and together with TSG2 and TSG2 Management, the "LV Foods Owners") and Authentic Specialty Foods, Inc., a Texas corporation ("ASF").

                 WHEREAS, the parties hereto have entered into that certain Contribution and Exchange Agreement, dated as of June 20, 1997 (as amended hereby, the "Agreement") (capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement); and

                 WHEREAS, the parties desire to amend certain provisions of the Agreement;

                 NOW THEREFORE, for and in consideration of the mutual benefits derived and to be derived from the Agreement and this Amendment by each party hereto, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Section 1.3 of the Agreement is hereby amended to read in its entirety as follows:

                 At the Closing, the LV Foods Owners will transfer, convey and deliver to ASF 100% of the equity interest in LV Foods as evidenced by the delivery of, if applicable, a certificate or certificates evidencing such equity interest in good form and duly endorsed for transfer or accompanied by duly executed assignment in form reasonably acceptable to ASF in exchange for one or more certificates registered in the name of the LV Foods Owners (in proportion to their ownership of LV Foods) for 1,400,000 shares of ASF Common Stock; provided, however, if the Initial Public Offering Price is greater than $10 per share, the aggregate number of shares of ASF Common Stock issued to the LV Food Owners will be equal to the result of
                 (A) $14 million divided by (B) the Public Offering Price.

         2. Except as expressly set forth herein, the terms and provisions of the Agreement are hereby ratified and confirmed.

         3. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
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         IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement on the date first written above.



                                /s/ ROBERT C. TANKLAGE
                                ---------------------------------------------
                                ROBERT C. TANKLAGE

                                TSG2 L.P.

                                By: TSG2 Management, L.L.C., its general partner


                                By: /s/ CHARLES H. ESSERMAN
                                   ------------------------------------------
                                   Charles H. Esserman
                                   Managing Member


                                TSG2 MANAGEMENT, L.L.C.


                                By: /s/ CHARLES H. ESSERMAN
                                   ------------------------------------------
                                   Charles H. Esserman
                                   Managing Member


                                /s/ KEITH LIVELY
                                ---------------------------------------------
                                KEITH LIVELY

                                AUTHENTIC SPECIALTY FOODS, INC.


                                By: /s/ KEITH LIVELY
                                   ------------------------------------------
                                   Name: Keith Lively
                                        -------------------------------------
                                   Title: Chief Executive Officer
                                         ------------------------------------




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